CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated December 28, 2012, with respect to the financial statements and financial highlights of the Stock Fund, the International Alpha Strategies Fund, the Strategic Income Fund, the Dynamic Conservative Plus Fund (formerly the Absolute Return Bull Bear Bond Fund), the Fusion Fund, the Kansas Tax-Exempt Bond Fund, the Core Plus Fund and the U.S. Inflation-Indexed Fund, (the portfolios constituting the American Independence Funds Trust) appearing in the October 31, 2012 Annual Report to Shareholders on Form N-CSR, which is incorporated by reference in this Post-Effective Amendment No. 84 to the Registration Statement No. 333-124214 on Form N-1A (the “Registration Statement”). We consent to the incorporation by reference in the Registration Statement of the aforementioned report and to the use of our name as it appears under the caption “Financial Highlights” in the Prospectus and under the captions “Independent Registered Public Accounting Firm and Counsel” and “Financial Statements” in the Statement of Additional Information.

            /s/ GRANT THORNTON LLP

Chicago, Illinois

March 1, 2013